Exhibit 5.1

October 23, 2026

Workday, Inc.

6110 Stoneridge Mall Road

Pleasanton, California 94588

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

As counsel to Workday, Inc., a Delaware corporation (the “Company”), we deliver this opinion with respect to certain matters in connection with the offering by the Company of $2,500,000,000 aggregate principal amount of the Company’s debt securities, consisting of $750,000,000 principal amount of the Company’s 5.700% Senior Notes due 2029, $500,000,000 principal amount of the Company’s 6.000% Senior Notes due 2031, $750,000,000 principal amount of the Company’s 6.300% Senior Notes due 2033 and $500,000,000 principal amount of the Company’s 6.500% Senior Notes due 2036 (collectively, the “Takedown Securities”), to be issued pursuant to the indenture dated as of April 1, 2022 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Officer’s Certificate of the Company, dated as of October 23, 2026, and delivered to the Trustee pursuant to the Base Indenture (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), and sold pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of October 21, 2026, by and among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Takedown Securities were registered pursuant to the Registration Statement on Form S-3ASR (File No. 333-296348) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 29, 2026, which became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”) (the registration statement at the time it automatically became effective, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, the “Registration Statement”), including the prospectus dated May 29, 2026, included therein (the “Base Prospectus”) as supplemented by the final prospectus supplement dated October 21, 2026, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Takedown Securities by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Takedown Securities.

Workday, Inc.

October 23, 2026

As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to us and dated the date hereof executed by the Company. We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter.

In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than as has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed that the Indenture has been validly authorized, executed and delivered by the Trustee and the Underwriting Agreement has been validly authorized, executed and delivered by the Underwriters. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination.

The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect and, as to the Takedown Securities constituting valid and binding obligations of the Company, the existing internal laws of the State of New York now in effect. We express no opinion with respect to any other laws.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Takedown Securities:

(1)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

Workday, Inc.

October 23, 2026

(3)	The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver of stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, and subject to the qualifications and exceptions contained herein, we are of the opinion that the Takedown Securities, when issued, sold and delivered by the Company (i) in the manner and for the consideration approved by the Company’s board of directors (or a duly authorized committee thereof) and stated in the Prospectus Supplement, and (ii) pursuant to, and in accordance with, the terms of the Indenture and the Underwriting Agreement, will be validly issued and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Workday, Inc.

October 23, 2026

This opinion is intended solely for use in connection with the issuance and sale of the Takedown Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP